UNSECURED SUBORDINATED PROMISSORY NOTE

THIS UNSECURED SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THIS PROMISSORY NOTE IS INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION IS AVAILABLE FOR SUCH TRANSFER UNDER THE SECURITIES ACT.

Principal Amount: $2,225,000.00 Date: December ___, 2005

FOR VALUE RECEIVED, the undersigned Auriga Laboratories, Inc. (the "Maker"), hereby promises to pay to the order of Collard Family Limited Partnership, a Nevada limited partnership, or its order ("Holder"), the principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00), together with interest thereon calculated from the date hereof in accordance with the provisions of this Unsecured Subordinated Note (this "Note"). This Note is issued in connection with that certain Stock Purchase Agreement dated as of December ____, 2005 (the "Purchase Agreement"), by and among the Maker and Holder.

1. Interest. Interest shall accrue at a rate equal to two percent (2.0%) per annum (calculated on the basis of a 365/366 day year, as applicable) on the unpaid principal amount of this Note outstanding from time to time. Interest shall be paid in arrears in cash by the Maker to the holder of this Note on each annual anniversary date of the Installment Date (as such term is defined in Section 2 of this Note below). If interest is otherwise not paid, interest will accrue and be added to the principal amount and any accrued interest which has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made.

2. Maturity.

(a) Scheduled Payments. The indebtedness evidenced by this Note shall mature and the Maker shall pay to the holder of this Note the amounts due under this Note pursuant to the following maturity schedule: On January 2, 2006 (the "Installment Date"), Maker shall pay Holder an amount equal to one hundred fifty thousand dollars ($150,000); on the first annual anniversary of the Installment Date, Maker shall pay Holder an amount equal to the smaller of six hundred thousand dollars ($600,000) or the then remaining outstanding principal balance plus all accrued but unpaid interest thereon; on the second annual anniversary of the Installment Date, Maker shall pay Holder an amount equal to the smaller of seven hundred fifty thousand dollars ($750,000) or the then remaining outstanding principal balance plus all accrued but unpaid interest thereon; on the third annual anniversary of the Installment Date, Maker shall pay Holder an amount equal to the smaller of seven hundred fifty thousand dollars ($750,000) plus all accrued but unpaid interest thereon . In addition, on the third annual anniversary of the Installment Date, Maker shall pay Holder any and all then remaining outstanding principal and accrued but unpaid interest hereunder.

(b) Optional Prepayments. The Maker may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, this Note.

3. Events of Default.

(a) Definition. An Event of Default shall be deemed to have occurred under this Note if:

(i) The Maker fails to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on this Note or the full amount of any principal payment on this Note, and such failure to pay is not cured within thirty (30) Business Days after the occurrence thereof;

or

(ii) The Maker makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Maker bankrupt or insolvent; or any order for relief with respect to the Maker is entered under the Federal Bankruptcy Code; or the Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Maker, or of any substantial part of the assets of the Maker, or commences any proceeding relating to the Maker under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Maker and either (A) the Maker by any act indicates its approval thereof; consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 120 days.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b) Consequences of Events of Default:

(i) If any Event of Default of the type described in Section 3(a)(i) or (ii) has occurred and is continuing, the interest rate on this Note shall increase immediately by an increment of two percentage points (2%) to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist.

(ii) If any Event of Default of the type described in Section 3(a)(i) or (ii) has occurred and is continuing, the holder of this Note may declare all or any portion of the outstanding principal amount of the Note (together with all accrued but unpaid interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment thereof; provided, however, that in the event that

the holder of this Note declares less than all of the outstanding principal amount of the Note (together with all accrued but unpaid interest thereon and all other amounts due in connection therewith) due and payable, then such holder shall state the aggregate principal amount of the Note to be declared due and payable and such amount shall be due and payable.

(iii) Upon the occurrence of an event of default, Holder has the option of receiving any unpaid shares in full satisfaction of this Note.

The holder of this Note also shall have any other rights which such holder may have pursuant to applicable law.

4. Subordination. By accepting this Note, Holder agrees that all payments on account of the indebtedness, liabilities and other obligations of Maker to Holder hereunder, including, without limitation, all amounts of principal, interest accrued hereon, and all other amounts payable by Maker to Holder under this Note shall be subordinated and subject in right of payment, to the extent and manner set forth herein, to the payments of amounts due in cash or cash equivalents of indebtedness of Borrower under equipment lease financings, conventional bank credit agreements, lines of credit and other institutional financing. Upon the incurrence by Maker of new indebtedness that shall be senior to the debt evidenced by this Note, which new indebtedness was not existing as of the date first written above, Maker shall provide written notice to Holder within sixty (60) days of the incurrence of such debt. The notice shall state the amount of such indebtedness and that such indebtedness will be senior to the debt evidenced by this Note.

5. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer, director, agent or affiliate of the Maker be liable for any amounts due or payable pursuant to this Note.

6. No Security Interest. This Note is unsecured. No security interest is granted the Holder to secure payment and performance of the obligations of the Maker to the Holder under this Note.

7. Transfer Restrictions. This Note or any interest therein may not be sold, transferred, assigned, pledged or otherwise disposed of without the Maker's prior written consent. Notwithstanding the foregoing, the holder of this Note agrees not to sell, transfer, assign, pledge or otherwise dispose of any interest in this Note to any person or entity who or which is not an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission. Any transfer or attempted transfer of this Note in violation of any provision of this Section 7 shall be void, and the Maker shall not record such transfer on its books or treat any purported transferee of this Note as the owner of this Note for any purpose.

8. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Maker has obtained the written consent of the Holder of this Note. No amendment,

modification, termination or waiver shall, unless consented to by each Holder, if any, do any of the following: (a) increase the interest rate or modify Section 1 hereof in any other respect; (b) change the dates upon which payments of principal or interest are due on this Note; (c) change any default or event of default or add or make more restrictive any covenant with respect to this Note; (d) change the prepayment provisions of this Note; (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights upon the holders of this Note in a manner adverse to the Maker; or (f) amend this Section 8.

9. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Maker for cancellation and shall not be reissued.

10. Payments. All payments to be made to the holders of the Note shall be made in the lawful money of the United States of America in immediately available funds.

11. Place of Payment. Payments of principal and interest shall be delivered to the Holder of this Note at such address as is specified by prior written notice by the holder to the Maker.

12. Governing Law; Jurisdiction; Venue. All questions concerning the construction, validity and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13. Waiver of Presentment Demand and Dishonor. The Maker hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment or non-performance, notice of dishonor and diligence with respect to this Note and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement or exemption now provided or that hereafter may be provided by any federal or applicable state statute.

14. Attorneys' Fees. If the indebtedness represented by this Note or any part hereof is collected in bankruptcy, receivership or other judicial proceeding or if this Note is placed in the hands of attorneys for collection after default, the Maker agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

15. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

16. Replacement. Upon receipt of evidence reasonably satisfactory to the Maker of the mutilation, destruction, loss or theft of the Note and the ownership thereof; and, in the case of any such mutilation, upon surrender and cancellation of this Note, the Maker shall, upon the written request of the holder of the Note (and upon delivery to Maker of a bond or other obligation to indemnify the Maker against any claim that may be made against the Maker with respect to the Note alleged to have been mutilated, destroyed, lost or stolen), execute and deliver in replacement thereof a new Note in the same form, in the same original principal amount and dated the same date as the Note so mutilated, destroyed, lost or stolen, and such Note so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder.

17. Remedies. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

18. Usury Laws. It is the intention of the Maker and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Maker or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Maker or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Maker. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal irate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Maker or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Maker.

19. Future Financing. In the event one or more of the Maker or any of its subsidiaries (or any of their successors and assigns) desire to refinance or replace all or any portion of any of the indebtedness or other amounts owing on the date hereof or obtain other debt financing or any other equity financing (a "Financing Transaction"), then the Holder (and any successor and assign) shall cooperate in all reasonable respects in connection with such Financing Transaction, shall not withhold its consent (to the extent required) to such Financing Transaction unreasonably and in connection with such Financing Transaction shall execute such documents, instruments, and agreements as party(ies) thereto may reasonably request, including one or more inter-creditor agreements or subordination agreements or the like.

IN WITNESS WHEREOF, the Maker has executed and delivered this Note on the date first above written.

MAKER:

AURIGA LABORATORIES, INC.

By: ______________________

Name: Philip Pesin

Title: Chairman

Auriga Laboratories, Inc.
5555 Triangle Parkway
Suite 300
Norcross, GA 30092
Facsimile:

AGREED TO AND ACCEPTED:

Collard Family Limited Partnership

By: ______________________

Name: Craig Collard

Title: Its General Partner

Address: 107 Trellingwood Drive
Morrisville, NC 27560
Facsimile: